CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the use in this Registration Statement on Form N-1A of our report dated August 31, 2000 relating to the financial statements and per-share data and ratios of The American Funds Tax-Exempt Series I, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants", and "Prospectuses and Reports to Shareholders" in such Registration Statement. PricewaterhouseCoopers LLP
Los Angeles, California
November 10, 2000